Exhibit 6.4

          Loan commitment letter from Wellington Financial Corporation dated December 15, 2003


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                           WELLINGTON FINANCIAL CORP.
                              4519 Woodgreen Drive
                           West Vancouver, BC V7S 2T8
                    Phone: 604.926.3677 ~ Fax: 604.926.3673
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December 15, 2003


Dear Dan:

RE: LOAN COMMITMENT

I hereby commit to loan $25,000.00 US to Bravo Resources Ltd., at an interest rate of 10% per annum, for a period of two years (December 15, 2005). If the Company does not pay back Wellington Financial the full amount of $25,000.00 US at the end of two years then Ben Kirk will guarantee to Wellington Financial Corporation 500,000 shares of Bravo Resources Ltd.


Regards,

WELLINGTON FINANCIAL CORP.


/s/Ken Cabianca
Ken Cabianca, President


/s/Ben Kirk
Ben Kirk